Exhibit 23.1







            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


     We have issued our report dated March 24, 2005 accompanying the consolidated financial statements included in the 2004 Annual Report of Republic First Bancorp, Inc. and Subsidiaries on Form10-K for the year ended December 31, 2004. We hereby consent to the incorporation by reference of said report in the Registration Statements of Republic First Bancorp, Inc. on Form S-8 (File No. 333-602265, effective March 26, 2001).



/s/ Grant Thornton LLP

Philadelphia, Pennsylvania
March 24, 2005





REPUBLIC FIRST BANCORP | 106